Company Name Our Ref JDDM:120136786 MOTM 517009317v2 120136786 Allens 101 Collins Street Melbourne VIC 3000 Australia GPO Box 1776 Melbourne VIC 3001 Australia T +61 3 9614 1011 F +61 3 9614 4661 www.allens.com.au ABN 47 702 595 758 2 November 2021 Rio Tinto Limited Level 7, 360 Collins Street Melbourne VIC 3000 Rio Tinto Finance (USA) Limited Level 7, 360 Collins Street Melbourne VIC 3000 (together, the Addressees) Dear Addressees Rio Tinto Finance (USA) Limited and Rio Tinto Limited We have acted as Australian solicitors to Rio Tinto Finance (USA) Limited (the Company) and Rio Tinto Limited (the Australian Guarantor), each of which is a corporation incorporated with limited liability under the laws of Australia. In connection with the issuance by the Company of U.S.$1,250,000,000 notes due 2051 (the Notes) which will bear interest at 2.750% per year, and the guarantee in respect thereof (each a Guarantee) of each of Rio Tinto plc, a corporation organised under the laws of England and the Australian Guarantor, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including the following documents: (a) the registration statement on Form F-3 filed with the Securities and Exchange Commission (the SEC) by the Company, Rio Tinto Finance (USA) Inc., Rio Tinto Finance (USA) plc, the Australian Guarantor and Rio Tinto plc on 21 May 2020 (the Registration Statement); (b) the indenture dated 2 July 2001, as amended and restated on or about 16 March 2012, as amended and supplemented by the first supplemental indenture dated as of May 8, 2017 and the second supplemental indenture dated as of May 6, 2020 (the Indenture); (c) certified extracts of resolutions passed by the board of directors of the Company on 26 October 2021 and 28 October 2021; (d) certified extracts of resolutions passed by the board of directors of the Australian Guarantor on 4 May 2021; (e) a certified copy of the power of the attorney of the Company dated 28 October 2021; and (f) a certified copy of a delegation of authority by Jakob Stausholm, Chief Executive Officer of the Australian Guarantor, dated 25 October 2021 to approve and execute certain of the Documents on behalf of the Australian Guarantor to the Chief Financial Officer of Rio Tinto plc and the Australian Guarantor (Peter Cunningham), the Company Secretary of Rio Tinto plc and the Australian Guarantor (Steve Allen), the Head of Commercial Treasury (Zonika Ramsey) and the Treasurer of Rio Tinto plc and the Australian Guarantor (Maurita Sutedja). EXHIBIT 5.3

MOTM 517009317v2 120136786 page (2) 1 Opinion Upon the basis of such examination and the assumptions and qualifications set out in this opinion letter, we advise that, in our opinion: (a) each of the Company and the Australian Guarantor has been duly incorporated in Australia; (b) neither the Company nor the Australian Guarantor is in liquidation under Australian federal laws or the laws of the State of Victoria; and when: (i) the terms of the Notes and, if required under the Indenture, the Guarantee of the Australian Guarantor and the terms of the issuance and sale of the Notes and the Guarantee of the Australian Guarantor have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Australian Guarantor and so as to comply with any requirement or restriction imposed by court or governmental body having jurisdiction over the Company or the Australian Guarantor; (ii) the Notes have been duly authorised and executed and authenticated and, if required under the Indenture, the Guarantee of the Australian Guarantor has been duly authorised and executed in each case in accordance with the Indenture; and (iii) the Notes and the Guarantee of the Australian Guarantor have been issued and sold as contemplated in the Registration Statement, the laws of the Commonwealth of Australia and the State of Victoria will not prevent the Notes and the Guarantee of the Australian Guarantor from constituting valid and legally binding obligations of the Company and the Australian Guarantor, respectively, subject to statutes of limitation, bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or duties and to general equitable principles. 2 Assumptions For the purposes of this opinion we have assumed the following. (a) Insofar as any obligation under the Notes or the Guarantee of the Australian Guarantor is to be performed in any jurisdiction outside the State of Victoria, its performance will not be illegal or unenforceable under the law of that jurisdiction. (b) The Notes and the Guarantee of the Australian Guarantor (upon execution on behalf of the Company and the Australian Guarantor, as the case may be) will constitute legal, valid and binding obligations of the Issuer and the Australian Guarantor under the laws of New York enforceable in competent courts of that jurisdiction. (c) The Notes and the Guarantee of the Australian Guarantor have been or will be executed and delivered in New York in compliance with any formalities for execution applicable under the laws of New York and are within the capacity and powers of, and have been validly authorised by and are binding on, the parties to them other than the Company and the Australian Guarantor. (d) The completeness, and conformity to original instruments, of all copies submitted to us and that any document or authorisation submitted to us continues in full force and effect. (e) The Indenture has not been amended or otherwise altered in its effect by any of the parties since the second supplemental indenture. (f) Each of the Company and the Australian Guarantor is solvent.

MOTM 517009317v2 120136786 page (3) (g) The Registration Statement has become effective under the Securities Act of 1933 (the Securities Act). (h) The Indenture relating to the Notes and the guarantee of the Australian Guarantor has been duly authorised, executed and delivered. (i) Each person who signs a document which is a deed signed a full counterpart of the Document. 3 Qualifications Our opinion is subject to the following qualifications. (a) We have relied on a search of public records on file at the offices of the Australian Securities and Investments Commission on 2 November 2021. We note that records disclosed by such search may not be complete or up to date. We have also relied upon searches for winding up petitions lodged in respect of the Company and the Australian Guarantor at the Supreme Court of Victoria and the Melbourne Registry of the Federal Court of Australia but we note that it is also possible for winding up petitions in respect of the Company or the Australian Guarantor to be lodged in registries and courts in other jurisdictions. We have not undertaken any other searches. (b) Any provision that certain calculations, determinations or certificates will be conclusive and binding will not apply if those calculations, determinations or certificates are fraudulent or manifestly inaccurate. (c) Any clause providing for the severability of any provision of a document may not be enforceable in accordance with its terms, as a court may reserve to itself a decision as to whether any provision is severable. (d) The obligation of a party under any document to pay interest on overdue amounts at a rate higher than the rate applying before the amount fell due may be held to constitute a penalty and be unenforceable. (e) We express no opinion on any provision in any document requiring written amendments and waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted between or by the parties. (f) The courts might not give full effect to any indemnity for legal costs or for penalties or taxes. (g) We have relied, as to certain matters of fact, on certificates of officers of the Company or the Australian Guarantor. (h) There is a prohibition on, or in some cases the specific prior approval of the Department of Foreign Affairs or the Minister for Foreign Affairs must be obtained for, certain payments or other dealings connected with parties identified with terrorism, or to whom United Nations or autonomous Australian sanctions apply. (i) A judgment by a court may be given in some cases only in Australian dollars. The foregoing opinion is limited to the laws of the Commonwealth of Australia and the State of Victoria and we express no opinion as to the effect of the laws of any other jurisdiction. We understand you are relying, as to all matters governed by the Federal laws of the United States and the laws of the State of New York upon the opinion, dated the date hereof, of Linklaters LLP, which is being delivered to you by such counsel.

MOTM 517009317v2 120136786 page (4) We hereby consent to the filing of this opinion as to an exhibit to a report on Form 6-K to be submitted by the Issuer on the date hereof. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under section 7 of the Securities Act. Yours faithfully /s/ James Darcy James Darcy Partner Allens James.Darcy@allens.com.au T + 61 3 9613 8516